Exhibit 10.3

FIRST AMENDMENT
TO
LOAN AGREEMENT

This First Amendment to Loan Agreement (the “Amendment”) is entered into as of November 29, 2016, by and between Agility Capital II, LLC (“Lender”) and Accelerize, Inc. (“Borrower”).

RECITALS

Borrower and Lender are parties to that certain Loan Agreement dated as of March 11, 2016 and as amended from time to time (the “Agreement”). Lender acknowledges that on or about the date of this Amendment, Borrower is entering into a Confidential Settlement Agreement and Release and related documents, the terms of which have been disclosed to Lender (the “Settlement”). The parties desire to amend the Agreement in accordance with the terms of this Amendment.

NOW, THEREFORE, the parties agree as follows:

1.     Lender hereby consents to the entry into the Settlement by Borrower and the granting of a subordinate security interest in the Collateral in connection therewith and hereby waives any Event of Default and the breach of any covenant, representation, warranty, and any other agreement contained in the Agreement as a result of the entering into of the Settlement.

2.     The Maturity Date set forth on the first page of the Agreement and in Section 1(f) of the Agreement is hereby modified to be December 31, 2017.

3.     On the date hereof, a loan modification fee in the amount of $100,000, which is fully earned and non-refundable, shall be added to the outstanding balance of the Advance owing to Lender, and shall accrue interest thereon (in lieu of Borrower paying such fee to Lender on the date hereof). As of the date of this Amendment, the outstanding loan balance of the Advance after giving effect to the foregoing is $625,000.

4.     Unless otherwise defined, all initially capitalized terms in this Amendment shall be as defined in the Agreement. The Agreement, as amended hereby, shall be and remain in full force and effect in accordance with its respective terms and hereby is ratified and confirmed in all respects. Except as expressly set forth herein, the execution, delivery, and performance of this Amendment shall not operate as a waiver of, or as an amendment of, any right, power, or remedy of Lender under the Agreement, as in effect prior to the date hereof. Borrower ratifies and reaffirms the continuing effectiveness of all agreements entered into in connection with the Agreement.

5.     Except as waived or modified hereby in connection with the Settlement, Borrower represents and warrants that the representations and warranties contained in the Agreement are true and correct as of the date of this Amendment, and that no Event of Default has occurred and is continuing.

6.     This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one instrument. In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original hereof.

7.     As a condition to the effectiveness of this Amendment, Lender shall have received, in form and substance satisfactory to Lender, the following:

(a)     this Amendment, duly executed by Borrower;

(b)     a warrant to purchase stock;

(c)     subordination agreement duly executed by Jeff McCollum;

(d)     payment of all of Lender’s expenses incurred through the date of this Amendment; and

(e)     such other documents, and completion of such other matters, as Lender may reasonably deem necessary or appropriate.

[signature page follows]

IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the first date above written.

ACCELERIZE INC.

By:	/s/ Anthony Mazzarella
Name:	Anthony Mazzarella
Title:	CFO

AGILITY CAPITAL II, LLC

By:	/s/ Jeffrey Carmody
Name:	Jeffrey Carmody
Title:	Managing Partner